Exhibit 23.7

CONSENT OF VICTOR FERNANDEZ-CROSA

I consent to the use of my name, or any quotation from, or summarization of the technical report summary entitled “Yuty Uranium Project Initial Assessment US SEC Subpart 1300 Regulation S-K Report Paraguay, SA”, dated March 9, 2023, prepared by me, included or incorporated by reference in:

(i)

the Annual Report on Form 10-K/A for the period ended July 31, 2022 (the “Form 10-K/A”) of Uranium Energy Corp. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)	the Company’s Form S-3 Registration Statements (File Nos. 333-220404, 333-236571, 333-256170, 333-267992 and 333-268417), and any amendments or supplements thereto; and

(iii)

the Company’s Form S-8 Registration Statements (File Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679 and 333-262197); and any amendments or supplements thereto.

I further consent to the filing of the technical report summary as an exhibit to the Form 10-K/A

/s/ Victor Fernandez-Crosa

Victor Fernandez-Crosa, Paraguay Manager, Company

Date: April 3, 2023.